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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 33-44964) of Brenton Mutual Funds of The Coventry Group and to the use of our report dated May 8, 2000 incorporated by reference therein.



                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP


Columbus, Ohio
July 25, 2000